Exhibit 99

Eagle Bancorp Announces Third Quarter Earnings and Declares Quarterly Cash Dividend

    HELENA, Mont.--(BUSINESS WIRE)--April 17, 2003--Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $626,000, or $0.53 per share, for the three months ended March 31, 2003.
    The earnings were the highest ever for Eagle. Eagle also declared a cash dividend of $0.13 per share. Third quarter earnings represent an increase of 15.3% over the $543,000 earned for the quarter ended March 31, 2002. Earnings for the nine month period ended March 31, 2003 were $1.786 million, or $1.52 per share ($1.50 per share diluted), an increase of $334,000, or 23.0%, compared to $1.452 million for the same period ended March 31, 2002. President and Chief Executive Officer Larry A. Dreyer said that "we are pleased to again report record quarterly earnings and continued balance sheet growth and to reward our stockholders with a cash dividend."
    The quarterly cash dividend of $0.13 per share for the third quarter declared by Eagle's Board of Directors is payable May 16, 2003 to shareholders of record at the close of business on May 2, 2003.
    The increase in net income for third quarter 2003 compared to third quarter 2002 was the result of increases in noninterest income of $272,000 and net interest income of $8,000, offset by an increase in noninterest expense of $147,000. Eagle's tax provision was $50,000 higher in the current quarter. The increase in noninterest income was primarily attributable to an increase in net gain on sale of loans of $250,000, due to the continued surge in home mortgage refinancing activity. The quarterly results produced annualized returns of 1.27% on assets and 10.81% on equity versus 1.22% and 10.48%, respectively, for the same quarter in 2002.
    Total interest and dividend income decreased $162,000 to $2.551 million for the quarter ended March 31, 2003 from $2.713 million for the quarter ended March 31, 2002. This was due primarily to decreases in interest and fees on loans of $282,000 and interest on securities held-to-maturity of $28,000, which was partially offset by an increase in interest on securities available-for-sale of $145,000. Although total deposits increased for the quarter, total interest expense decreased $171,000 to $1.019 million for the quarter ended March 31, 2003 from $1.190 million for the quarter ended March 31, 2002. Interest on deposits accounted for the majority of the decrease, declining $169,000.
    As mentioned earlier, earnings for the nine-month period ended March 31, 2003 were $1.786 million, or $1.52 per share ($1.50 per share diluted), an increase of $334,000, or 23.0%, compared to $1.452 million for the nine-month period ended March 31, 2002. The increase in net income for the period was the result of increases in noninterest income of $618,000 and net interest income of $208,000, offset by an increase in noninterest expense of $347,000. Eagle's tax provision was $145,000 higher in the current period. Eagle's nine-month results produced annualized returns of 1.24% on assets and 10.55% on equity, compared with 1.12% and 9.54%, respectively, for the same nine-month period in 2002.
    Total assets increased $14.0 million, or 7.6%, to $198.6 million at March 31, 2003 from $184.6 million at June 30, 2002. Investment securities available-for-sale increased $15.0 million, or 29.9%, to $65.2 million from $50.2 million. Mortgage loans held for sale increased $2.3 million to $3.7 million from $1.4 million, while loans receivable decreased $5.0 million, or 4.7%, to $100.6 million from $105.6 million. Deposits increased $12.2 million, or 8.1%, to $163.8 million from $151.6 million. Total stockholders' equity increased $1.7 million, or 7.8%, to $23.4 million at March 31, 2003 from $21.7 million at June 30, 2002, primarily as a result of the net income for the nine-month period.
    American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 53% of Eagle Bancorp's common stock.

    Financial highlights for Eagle Bancorp follow.

                     EAGLE BANCORP AND SUBSIDIARY
            Consolidated Statements of Financial Condition

                                           (Unaudited)     (Audited)
                                          March 31, 2003  June 30,2002


ASSETS
Cash and due from banks                      2,128,977      2,836,853
Interest-bearing deposits with banks        10,303,424      7,786,136
Investment securities available for sale,
     at market value                        65,205,284     50,153,872
Investment securities held-to-maturity,
     at amortized cost                       2,952,631      3,875,124
Federal Home Loan Bank stock, at cost        1,664,600      1,586,200
Mortgage loans held-for-sale                 3,664,387      1,352,121
Loans receivable, net of deferred loan
 fee and allowance for loan losses         100,556,799    105,623,213
Accrued interest and dividends receivable      979,553        998,378
Mortgage servicing rights                    2,015,492      1,588,318
Property and equipment, net                  6,334,019      6,291,382
Cash surrender value of life insurance       2,321,586      2,244,453
Real estate acquired in settlement of loans,
     net of allowance for losses                     0              0
Other assets                                   503,058        245,417
                                         -----------------------------

      Total assets                         198,629,810    184,581,467
                                         =============================

LIABILITIES
Deposit accounts:
Noninterest bearing                          7,658,980      6,835,235
Interest bearing                           156,134,668    144,769,504
Advances from Federal Home Loan Bank         9,268,889      9,343,889
Accrued expenses and other liabilities       2,126,998      1,929,962
                                         -----------------------------
      Total liabilities                    175,189,535    162,878,590


EQUITY
Preferred stock (no par value, 1,000,000 shares
  authorized, none issued or outstanding)
Common stock (par value $0.01per share;
   10,000,000 shares authorized; 1,223,572
    shares issued; 1,209,772 and 1,208,172
    shares outstanding at March 31, 2003
    and June 30, 2002, respectively)            12,236         12,236
Additional paid-in capital                   3,933,381      3,885,903
Unallocated common stock held by employee
   stock ownership plan ("ESOP")              (248,448)      (276,048)
Treasury stock, at cost (13,800 and 15,400
    shares at March 31, 2003 and
    June 30, 2002, respectively)              (188,715)      (180,950)
Retained earnings                           19,525,633     17,957,601
Accumulated other comprehensive income         406,188        304,135
                                         -----------------------------
      Total equity                          23,440,275     21,702,877

      Total liabilities and equity         198,629,810    184,581,467
                                         =============================



                     EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income


                            Three Months Ended     Nine Months Ended
                            March 31,(unaudited) March  31,(unaudited)
                           -------------------------------------------
                               2003       2002       2003      2002
                           -------------------------------------------
Interest and Dividend
 Income:
Interest and fees on
 loans                      1,883,542  2,165,050  5,881,080  6,905,858
Interest on deposits
 with banks                    25,361     27,851     98,425    138,673
FHLB Stock dividends           27,253     22,787     78,635     75,733
Securities available-for-
 sale                         575,233    430,175  1,773,345  1,080,061
Securities held-to-maturity    39,540     67,377    132,875    237,638
                           -------------------------------------------
  Total interest and
   dividend income          2,550,929  2,713,240  7,964,360  8,437,963
                           -------------------------------------------

Interest Expense:
Deposits                      875,780  1,044,883  2,800,103  3,419,933
FHLB Advances                 143,070    144,716    436,812    498,806
                           -------------------------------------------
  Total interest expense    1,018,850  1,189,599  3,236,915  3,918,739
                           -------------------------------------------

Net Interest Income         1,532,079  1,523,641  4,727,445  4,519,224
Loan loss provision                 0          0          0          0
                           -------------------------------------------
Net interest income after
 loan loss provision        1,532,079  1,523,641  4,727,445  4,519,224
                           -------------------------------------------

Noninterest income:
Net gain on sale of loans     574,976    324,974  1,381,199    897,131
Demand deposit service
 charges                      121,512    127,025    375,670    380,828
Mortgage loan servicing
 fees                         110,834     83,542    311,757    177,705
Net gain (loss) on sale of
 available-for-sale
  securities                   20,435     14,653     20,435     16,629
Other                          97,173    102,647    290,329    289,125
                           -------------------------------------------
  Total noninterest
   income                     924,930    652,841  2,379,390  1,761,418
                           -------------------------------------------

Noninterest expense:
Salaries and employee
 benefits                     756,254    745,396  2,201,454  2,177,650
Occupancy expenses            125,943    120,654    373,573    356,191
Furniture and equipment
 depreciation                  51,139     71,554    157,510    210,924
In-house computer expense      60,935     55,614    180,903    153,992
Advertising expense            34,676     20,439    117,453     78,354
Amortization of mtg
 servicing fees               173,306     76,820    487,835    250,612
Federal insurance premiums      6,514      6,221     19,149     18,435
Postage                        34,016     34,752     90,910     86,524
Legal, accounting, and
 examination fees              40,372     33,769    107,164    105,938
Consulting fees                16,936      3,920     38,006     17,156
ATM processing                 10,587     11,004     33,490     34,301
Other                         199,402    182,819    597,154    567,585
                           -------------------------------------------
  Total noninterest
   expense                  1,510,080  1,362,962  4,404,601  4,057,662
                           -------------------------------------------

Income before provision for
 income taxes                 946,929    813,520  2,702,234  2,222,980
                           -------------------------------------------

Provision for income taxes    320,560    270,040    916,110    771,147
                           -------------------------------------------

Net income                    626,369    543,480  1,786,124  1,451,833
                           ===========================================

Earnings per share               0.53       0.46       1.52       1.24
                           ===========================================

Diluted earnings per share       0.53       0.46       1.50       1.22
                           ===========================================

Weighted average shares
 outstanding (basic eps)    1,176,940  1,171,683  1,174,177  1,167,517
                           ===========================================

Weighted average shares
 outstanding (diluted eps)  1,191,762  1,187,952  1,190,610  1,186,273
                           ===========================================


    CONTACT: Eagle Bancorp
             Larry A. Dreyer, 406/457-4012
             or
             Peter J. Johnson, 406/457-4006